           As filed with the Securities and Exchange Commission on June 26, 1996
                                            Registration No. 33-
================================================================================

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ALTERA CORPORATION
             (Exact name of registrant as specified in its charter)

                 California                                      77-0016691

(State or other jurisdiction of incorporation)                  (IRS Employer
                                                             Identification No.)

                              2610 Orchard Parkway
                         San Jose, California 95134-2020
          (Address of principal executive offices, including zip code)

                         1988 Director Stock Option Plan
                             1996 Stock Option Plan
                            (Full Title of the Plan)

                                  RODNEY SMITH
                                    PRESIDENT
                               ALTERA CORPORATION
                              2610 ORCHARD PARKWAY
                         SAN JOSE, CALIFORNIA 95134-2020
                     (Name and address of agent for service)
                                 (408) 894-7000
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                            THOMAS C. DeFILIPPS, ESQ.
                       WILSON, SONSINI, GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050

=====================================================================================================================
                         CALCULATION OF REGISTRATION FEE

                                                          Proposed Maximum      Proposed Maximum
                                         Amount to be    Offering Price Per    Aggregate Offering        Amount of
Title of Securities to be Registered      Registered           Share(1)             Price(1)         Registration Fee
- ------------------------------------    -------------    ------------------    ------------------    ----------------
Common Stock issuable under
  1988 Director Stock Option Plan              70,000         $38.63 (1)           $ 2,704,100         $    932.45
  1996 Stock Option Plan                    2,000,000         $38.63 (1)            77,260,000           26,641.57
                                         ------------                              -----------         -----------
                                            2,070,000                              $79,964,100         $ 27,574.02
=====================================================================================================================

================================================================================

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices reported by The Nasdaq National Market on June 20, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        INFORMATION INCORPORATED BY REFERENCE.

         The Registrant hereby incorporates by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, filed pursuant to Section 13(a) of the Exchange Act.

         3. The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A filed on March 18, 1988, under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating any such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 4.        DESCRIPTION OF SECURITIES.

               Not applicable.

Item. 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.

Item 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Articles of Incorporation and Bylaws require the Registrant to indemnify officers and directors of the Registrant to the full extent permitted by Section 317 of the California General Corporation Law and applicable law. Section 317 of the California General Corporation law makes provisions for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant has entered into indemnification agreements to such effect with its officers and directors.

Item 8.        EXHIBITS.

                 Exhibit
                 Number
                 -------

                   5.1 Opinion of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation
                  10.1     1988 Director Stock Option Plan*
                  10.2     1996 Stock Option Plan**
                  10.3     Form of Stock Option Agreement***
                  23.1     Consent of Price Waterhouse LLP
                  23.2 Consent of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1)
                  24.1     Power of Attorney (see page II-4)
- --------------------
* Incorporated by reference to Exhibit 10.33(a) filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

** Incorporated by reference to Exhibit 10.45(a) filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

*** Incorporated by reference to Exhibit 10.45(b) filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

Item 9.        UNDERTAKINGS.

         (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of Part II of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on June 17, 1996.

                                            ALTERA CORPORATION


                                            By: /S/RODNEY SMITH
                                                --------------------------------
                                                   Rodney Smith, President


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rodney Smith and Nathan M. Sarkisian jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

          SIGNATURE                                      TITLE                                DATE
- ------------------------------    ----------------------------------------------------    -------------

                                  President and Chief Executive Officer (Principal        June 17, 1996
/S/RODNEY SMITH                   Executive Officer), and Chairman of the Board of
- ------------------------------    Directors
Rodney Smith

                                  Vice President, Finance and Chief Financial Officer     June 17, 1996
/S/NATHAN M. SARKISIAN            (Principal Financial and Accounting Officer)
- ------------------------------
Nathan M. Sarkisian

                                  Vice President, Administration and Director             June 17, 1996
/S/PAUL NEWHAGEN
- ------------------------------
Paul Newhagen

                                  Director                                                June 17, 1996
/S/MICHAEL A. ELLISON
- ------------------------------
Michael A. Ellison

                                  Director                                                June 17, 1996
/S/ROBERT W. REED
- ------------------------------
Robert W. Reed

                                  Director                                                June 17, 1996
/S/WILLIAM E. TERRY
- ------------------------------
William E. Terry

                                  Director                                                June 17, 1996
/S/DEBORAH D. TRIANT
- ------------------------------
Deborah D. Triant

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                      -------------------------------------

                                    EXHIBITS

                      -------------------------------------

                       Registration Statement on Form S-8

                               Altera Corporation

                                  June 26, 1996

                                INDEX TO EXHIBITS

    Exhibit
    Number                              Description
    -------   ------------------------------------------------------------------
      5.1     Opinion of Wilson, Sonsini, Goodrich & Rosati, Professional
              Corporation
     10.1     1988 Director Stock Option Plan*
     10.2     1996 Stock Option Plan**
     10.3     Form of Stock Option Agreement***
     23.1     Consent of Price Waterhouse LLP
     23.2     Consent of Wilson, Sonsini, Goodrich & Rosati, Professional
              Corporation (contained in Exhibit 5.1)
     24.1     Power of Attorney (see page II-4)
- --------------------
* Incorporated by reference to Exhibit 10.33(a) filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

** Incorporated by reference to Exhibit 10.45(a) filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

*** Incorporated by reference to Exhibit 10.45(b) filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.